EMPLOYMENT AGREEMENT

Party A (Employer): Full Name: NeoStem (China), Inc.
Address: Room 0425A, Building C, No. 6
Xiang Gang Zhong Road, Shinan District, Qingdao, Shandong
P.R. China
Phone Number: 86-532-8090-9800
Legal Representative: Peter Sun

Party B (Employee): Name: Ian Zhang
Date of Birth:
Permanent Address:
China 200233
ID Type: Passport
Valid ID number:
Current Address:
Phone Number:

In accordance with the Labor Law of the People's Republic of China, Labor Contract law of the People's Republic of China and other applicable laws and regulations, and the principles of legality, impartiality, equality, voluntarily, and honesty, both parties enter into this employment agreement.

TERM OF THE AGREEMENT

1. Both parties agree to choose (1) as the term.
(1) Fixed period: from September 1, 2010 (Commencement Date) to August 31, 2013.
(2) Indefinite period: from _______ until the Agreement is terminated according to its terms.
(3) Assignment period: from _______ until the assignment is finished.

If parties choose option (1) or (2), the probationary period is from September 1, 2010 to February 28, 2011.

JOB DUTIES AND JOB LOCATION

2. (1) Party B will be employed as Party A's President and Managing Director. Party B will have such responsibilities as are consistent with such positions and will have executive authority over all business operations of Party A, including but without limitation, making proposals for Party A's strategic development and overseeing the overall implementation of any strategic proposals as adopted by Party A's Board of Directors. Party B will report to the CEO of Party A's Parent Company, NeoStem, Inc. ("Parent Company") and the Board of Directors of Party A. The position will be based out of Party A's Beijing office with travel from time to time to the Parent Company's executive offices in the United States and Party A's executive offices in Shandong and

other locations domestically in China. Party B shall devote his full time, attention and abilities to the business of Party A and other affiliates of the Parent Company as may be directed to him by the Parent Company CEO and/or Party A's Board of Directors. Party B is not allowed to carry out or enter into any other assignment, consultancy, employment or any other service agreement other than those approved by the Parent Company and Party A.

(2) As used in this Agreement, all references to Party A's Board of Directors shall be deemed to refer to Party A's Executive Director until such time as Party A effectively amends its Articles of Association to provide for a Board of Directors.

3. Additional matters relating to performance of job duties:

(1) Party B shall perform his job duties in accordance with Party A's requirements with due diligence and on a timely manner and be in compliance with Party A's rules and regulations that are stipulated in accordance with laws, and in compliance with any similar or applicable requirements, rules or regulations of the Parent Company.

(2) During the term of this Agreement, with Party B's consent, Party A may change Party B's job duties due to the changes in business scopes or business needs.

4. During the probationary period, Party B's performance shall be evaluated by the CEO of the Parent Company.

WORKING CONDITIONS AND PROTECTIONS AGAINST JOB HAZARDS

5. Party A shall implement operation rules, office policies, work safety and hygiene policies and protection measures against job hazards/risks and provide Party B with necessary trainings on the above rules and policies. Party B shall comply with all the above rules and policies.

6. Party A shall provide Party B with safe and clean working environments and necessary protection tools that are in compliance with national regulations. If Party A assigns any dangerous tasks to Party B, Party A shall conduct physical examinations on Party B regularly.

7. If job duties may lead to work related illness, Party A shall inform Party B of such possibilities, offer B trainings on work safety and hygiene, take measures to prevent accidents and reduce job hazards.

8. Party A shall strictly implement national, provincial and municipal regulations on work related injuries and illnesses reporting. Party B shall strictly comply with safety operational rules while performing job duties. Party B has the right to refuse to perform dangerous tasks assigned by Party A in violation of laws or rules and shall not be deemed to be in breach of this Agreement.

9. Party A shall protect women and minority employees in accordance with national, provincial and municipal regulations.

WORKING HOURS, HOLIDAYS AND VACATIONS

10. Party A requires Party B to perform job duties according to schedule (1). Upon approval from local labor and security administration department, Party B shall perform job duties according to schedule (3).

(1) Standard hours: Party B shall work for 8 hours per day, i.e. 40 hours per week.
(2) Total hours: the total working hours per day and per week shall not exceed the legal limits.
(3) Flexible hours: working hours, vacations and holidays are mutually agreed by both parties provided that Party B shall finish Party A's assignments.

If parties choose (2) or (3), Party A will obtain approval from local labor and security administration department.

11. Party A shall protect Party B's legal rights to rest. During the term of this Agreement, Party B shall enjoy legal holidays, personal days for visiting relatives, weddings and funerals, child birth. Party B will have annual paid leave of 20 working days. A schedule of annual leave is subject to the approval of the Parent Company's CEO. Unused annual leave shall be carried over into the following year; provided, that such leave can only be accrued up to two years and accumulated for a maximum of forty days.

COMPENSATIONS

12. Party A shall decide its compensation policy based on its business features and profits. Party B's salary shall be decided based on its employer's compensation policy, and Party B's skills and contributions.

13. Under this Agreement, based on Party B's job duties, Party A will pay Party B his salary in the amount of RMB 1,496,000 per year (RMB 124,667 per month). Party B's bonus shall be as decided by Party A's Board of Directors and the Parent Company's Compensation Committee of its Board of Directors (the "Parent Compensation Committee"); however, Party B's target bonus will be 30% of his annual salary and the milestones to achieve this bonus will be as agreed to between Party A's Board of Directors, the Parent Compensation Committee and Party B. Such bonus can be paid in cash, or in stock under the Parent's 2009 Non-U.S. Based Equity Compensation Plan (the "Parent Non-U.S. Plan") if permitted at such time, based on mutual agreement among Party A's Board of Directors, the Parent Compensation Committee and Party B.

14. Party B's salary during the probationary period shall be paid in the amount of RMB 1,496,000 per year (RMB 124,667 per month).

15. Party A shall pay Party B his salary in full in cash or through account transfer on or before 30th day of each month. If payday falls on a holiday or vacation day, Party B will be paid on the business day immediately prior to such holiday or vacation day.

16. Party A shall record Party B's salary information, such as payment date, amount, number of working days, overtime, signatures, etc. and provide Party B with wage slips.

17. Party A shall establish salary adjustment policy. During the term of the Agreement, Party A will adjust Party B's compensations according to national, provincial and municipal regulations and based on company's business conditions and Party B's job performance.

SOCIAL SECURITY AND EMPLOYEE BENEFITS

18. In accordance with national, provincial and municipal regulations if applicable, Party A will pay a variety of social security fees for Party B, such as benefits related to retirement, unemployment, medical expenses, work related injury and pregnancy. The portion of social security fees that shall be paid by Party B will be taken out of Party B's salary and submitted by Party A.

19. During the term of this Agreement, if Party B becomes sick or suffers injuries unrelated to job, then Party A shall offer Party B medical benefits and sick pays in accordance with national, provincial and municipal regulations.

20. Women employees shall enjoy benefits set forth under national, provincial and municipal regulations during pregnancy, birth, postpartum and abortion.

21. In addition, Party A also offers Party B the following benefits.

(1) Party B will receive an allowances reimbursement of up to RMB 93,500 per quarter upon presentation of appropriate documentation and receipts to Party A, toward the following expenses:

- Schooling allowance
- Transportation allowance

(2) Party B will receive a housing allowance of up to RMB 26,000 per month, inclusive of tax, management fees, government rates, utilities and related charges, for which Party B shall provide official rental and other receipts to Party A.

(3) Subject to the approval by the Parent Compensation Committee and contingent on other regulatory and NYSE Amex requirements, Party B shall be granted the following

on or after the Commencement Date under the Parent Non-U.S. Plan as an employee of Party A: a warrant (the "Warrant") to purchase 750,000 shares (the "Warrant Shares") of the Parent Company's Common Stock at a per share purchase price equal to the closing price of the Common Stock on the date of grant, which shall vest and become exercisable subject to Party B's continued employment as to (i) 200,000 shares on each of the first, second and third one year anniversaries of the Commencement Date and (ii) 50,000 shares in each of the first three years of employment upon the achievement of specified milestones in each such year, such milestones to be mutually agreed to by Party A's Board of Directors, the Parent Compensation Committee and Party B on or after the Commencement Date. The Warrant and the Warrant Shares shall be subject in all respects to the terms and conditions of the Parent Non-U.S. Plan and applicable law.

(4) Subject to the same approvals and contingencies (except as to vesting) set forth in Section 21(3) and subject in all respects to the terms and conditions of the Parent Non-U.S. Plan and applicable law, Party B will also receive a one time signing bonus of 10,000 shares (the "Bonus Shares") of the Parent Company's Common Stock under the Parent Non-U.S. Plan, to vest in their entirety upon the expiration of the probationary period. If either party terminates this Agreement during the probationary period, the Bonus Shares will revert back to the Parent Company.

(5) If Party A requests that Party B relocate from Shanghai to Beijing, Party B shall also be entitled to a one-time relocation allowance of up to RMB 136,000, based on receipts submitted.

(6) Party B's work-related travel and mobile phone expenses will be reimbursed with valid receipts or invoices. Party B will also be provided with a laptop computer for his work-related use.

(7) Party B is entitled to participate in any equity plan, profit participation scheme or similar employee incentive program developed and implemented by the Parent Company in which PRC subsidiary employees may participate.

(8) Party B is entitled to participate in Party A's benefits plans made generally available to its employees in the PRC, including medical insurance for Party B's immediate family members, and he shall also be provided with or reimbursed for the reasonable costs of life and travel insurance for himself.

AMENDMENT; TERMINATION; AND COMPENSATION

22. If there is any change to the laws, rules or policies that are applicable to this Agreement, the provisions affected by such laws, rules or policies shall be amended accordingly.

23. Both parties may agree to amend certain provisions of this Agreement provided such amendment shall be in writing.

24. Either party may terminate this Agreement in accordance with Articles 36, 37, 38, 39, 40, 41, 42, 43 and 44 of the Labor Contract Law. If Party A terminates this Agreement for non-cause reasons after the satisfactory completion of the probationary period, Party B shall continue to get paid for three (3) months of base salary or as required by applicable law.

25. If either party terminates this Agreement in accordance with Article 46 of the Labor Contract Law, then Party A shall compensate Party B according to the standard compensation amount set forth in Article 47 of the Labor Contract Law or other applicable law.

26. In case Party A terminates this Agreement in violation of law, (i) if Party B demands further enforcement of this Agreement, Party A shall continue carrying out its obligations under this Agreement; or (ii) if Party B does not demand further enforcement of this Agreement or this Agreement can no longer be enforced, Party A shall pay Party B twice the standard compensation amount set forth in Article 47 of the Labor Contract Law. If Party B terminates this Agreement in violation of law and as a result, Party A suffers losses, then Party B shall compensate Party A for such losses.

27. Upon termination of the Agreement, Party A shall issue a termination certificate in accordance with laws and regulations and transfer Party B's records and social security relationships within 15 days of the termination date and each party shall refrain from disparagement of the other.

MISCELLANEOUS

28. A Confidentiality and Non-Compete agreement between two parties is attached as an appendix to this agreement and shall be deemed a part of this Agreement.

29. Other matters agreed upon by both parties.

(1) Party B represents and warrants that he recognizes that all compensation must be paid in accordance with all applicable laws, including laws relating to tax and withholding obligations, and that he is responsible for his own tax obligations as applicable to him in all applicable jurisdictions.

(2) Party B represents and warrants that he holds a valid residential certificate and work permit that allow him to reside and work legally in the People's Republic of China. In order to maintain Party B's legal status, Party A will provide due assistance with the requirement from the appropriate governmental agency in order to maintain or obtain necessary work visa status.

(3) Party B represents and warrants that he is in good health and knows of no physical or mental disability which would prevent him from fulfilling his job duties hereunder.

(4) Party A agrees that, after the satisfactory completion of the probationary period, it will provide Party B with no less than sixty (60) days' prior written notice should it desire to terminate Party B's employment for non-cause reasons, and Party B hereby agrees, acknowledging that Party A and the Parent Company will be relying upon his expertise, that should he desire to terminate his employment he will provide Party A and the Parent Company with no less than sixty (60) days' prior written notice.

(5) Every notice required under this Agreement shall be in writing and shall be deemed sufficiently given if delivered personally or sent by mail, FedEx or DHL. The date of notice shall be the date of delivery. Each party shall notify the other party of their change of address in writing.

(6) This Agreement supersedes the Offer Letter dated August 3, 2010.

30. This Agreement is governed by the laws of the People's Republic of China. If there is any dispute arising out of performance of this Agreement, either party may request for mediation, apply for arbitration or initiate litigation within legally permissible time limits.

31. Any subject that is not set forth in this Agreement or any provision that is in conflict with national, provincial or municipal laws or regulations shall be carried out in accordance with such laws or regulations.

32. This Agreement is prepared in both Chinese and English. In the event of ambiguity or conflict between the two versions, the Chinese language will control.

33. This Agreement is not effective until it is signed and/or sealed by both parties. This Agreement will have three copies in original, two of which for Party A, and one of which for Party B. All three copies have the same legal force.

PARTY A: NeoStem (China), Inc.	PARTY B: Ian Zhang
Date: Sept 1, 2010	Date: Aug. 31, 2010

Attachment A

CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

Party A: NeoStem (China), Inc.
Address: Room 0425A, Building C, No.6 XiangGangZhong Road, Shinan District, Qingdao City

Party B: Ian Zhang
ID/Passport Number:
Address:
Tel:

To protect Party A's confidential information, in accordance with the laws of People's Republic of China, the Parties hereby agree to enter into this Agreement.

1. **Confidential Information**

Confidential Information in this Agreement includes:

1.1 **Company Information**. **Company Information** means any proprietary information, technical data, trade secrets or know-how, including, but not limited to, the data, design, model, methods, formula, results, records and processes in connection with the experiments, and formulas, technical programs, indicators, standards; clinical procedures, data, records and cases; the method, model, plan of the research; compilations, inventions and developments, products, know-how, computer programs and software (whether as source code or object code), database, development plans, technical report, inspection report, drawings and samples, operation manual, technical documentation, hardware configuration information, yield data, equipment modifications, services, customer lists and customers , supplier lists, purchasing and sales plans and channels, partners and their information, markets, pricing, marketing, finances, human resources, legal affairs, other business information of Party A or its parent company, NeoStem, Inc. ("Parent Company") or any of their subsidiaries or affiliates, disclosed to Party B or obtained by Party B from Party A and/or any other such party either directly or indirectly in writing, orally or by drawings or observation of parts or equipment, or other related correspondence, or other confidential information which is marked as "secret", "confidential" or obviously have the nature of "confidentiality" and etc. Confidential Information may be a complete set of plan, documentation or product, and may also be part of the information or elements of the complete set of plan, documentation or product. The Parties further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Party

B or of others who were under confidentiality obligations as to the item or items involved.

1.2 **Third Party Information**. Party B recognize that Party A has received and in the future will receive from third parties, including Party A's subsidiaries, affiliates and partners, their confidential or proprietary information that is disclosed under a confidentiality agreement between Party A or an affiliate and the third party. Party B agrees to hold all such third party information in the strictest confidence and not to disclose it to any person, partnership or corporation or to use it, unless authorized by Party A, in which case Party B shall comply with the agreement(s) Party A or the affiliate has entered into with such third party.

Party B shall indemnify Party A for any losses, claims, damages, awards, penalties, or injuries incurred, including reasonable attorney's fees, which arises from any third party claim caused by Party B's breach of this Agreement. In case liabilities of compensation for infringement is assumed by Party A, Party A has the right to claim compensation from Party B, and such expenses and compensation may be deducted from the Party B's salaries.

2. **Media of Confidential Information**

2.1 All documents, information, photographs, diagrams, notes, reports, letters, faxes, magnetic tapes, disks, prototypes, apparatus and any other forms of media, which are containing Confidential Information and held or kept by Party B in need of his/her work, shall be owned by Party A, no matter whether the Confidential Information is of business value.

2.2 Party B shall return Party A all the properties and media containing Confidential Information upon Party A's request or Party B's dismissal (whatever the reason is), and shall not reproduce, hold or give the media herein above to any other person without authorization of Party A.

3. **Maintenance of Confidentiality**

3.1 Party B agrees at all times during the term of his/her employment and thereafter, to hold in strictest confidence, and not to use, except authorized by Party A in writing, or to disclose, publicize, release, impart, transfer, to any person, firm or corporation (including other employees who are not entitled to know Confidential Information in accordance with Party A's internal administrations) without written authorization of Party A, any Confidential Information. Party B agrees that he/she shall secure and keep such Confidential Information confidential and shall protect and safeguard the Confidential Information against any unauthorized use, disclosure, report, transfer or publication with the highest degree of care;

3.2 Party B shall not take any Confidential Information out of Party A's office without written authorization of Party A.

3.3 Except authorized by Party A in writing, Party B shall not inquire, disclose or discuss the salary, bonus, welfare, option or any other payments to or with any other persons except for the direct relatives of Party B.

4. **Intellectual Property Rights**

4.1 **Disclosure**. Party B agrees that Party B will promptly make full written disclosure to Party A or its designee, and will transfer to Party A or its designee, all his/her right, title, and interest in and to any and all inventions, discoveries, experimental results, standards, exponents, clinical data, clinical cases, technology developments, technology improvements, designs, trademarks or business secrets, processes, copyright works, know-how, any other work's information or matter which gives rise or may give rise to any intellectual property of whatsoever nature, whether or not patentable or registrable under any law of any country, which Party B may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period that Party B is employed by Party A (collectively referred to as "Works").

4.2 **Intellectual Property Rights**. The Parties acknowledge that Party A or its designee, has the absolute title, right or interest in and to any and all Works made by Party B (solely or jointly with others) during Party B's employment period with Party A or within one year after termination of Party B's employment, and which are the job duties of Party B or the tasks assigned to him by Party A or its designee, or which are created mainly with the materials and technical resources of Party A or its designee and under Party A or its designee's responsibility. Those Works are the "inventions made for hire" (*zhi wu fa ming*)" and "works made for hire (*zhi wu zuo pin*)" as defined under the patent and copyright laws of the People's Republic of China. Party B understands and agrees that the decision whether or not to commercialize or market Works is within Party A's sole discretion and for the sole benefit of Party A. Party B shall put forward written applications if he/she claims for authorship of the works made by him during the period of Party B's employment with Party A, and Party B is entitled to such works upon written confirmation of Party A that such works are not Works made for hire (*zhi wu zuo pin*). The works made by Party B for which Party B does not claim will be regarded as the Works made for hire. In respect of such works of Party B which are not the Works but related to the business of Party A, Party A shall have a preemptive right to acquire for itself or its nominee all or any part (at Party A's option) of Party B's rights therein within three (3) months of Party B's disclosure to Party A of such works.

4.3 **Maintenance of Records**. Party B agrees to keep and maintain adequate and current written records of all Works made by Party B (solely or jointly with others) during the term of his/her employment with Party A. The records will be in the form of notes, sketches, drawings, and any other format. The records will be available to and remain the sole property of Party A at all times.

4.4 **Patent and Copyright Registrations**. Party B agrees to assist Party A, or its designee, at Party A's expense, in every proper way to secure Party A's (or its designee's) rights in the Works and any copyrights, patents or other intellectual property rights relating thereto in any and all countries, including the disclosure to Party A of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which Party A shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Party A, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Works, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Party B further agrees that his/her obligation to execute or cause to be executed, when it is in his/her power to do so, any such instrument or papers shall continue after the termination of this Agreement.

5. **Conflicting Employment**. Party B agrees that, during the term of his/her employment with Party A, Party B will provide full-time services to Party A and will not accept, provide or engage in, directly or indirectly any other employment, occupation, consulting or other business activity related to the business in which Party A is now involved or becomes involved during the term of his/her employment, nor will Party B engage in any other activities that conflict with his/her obligations to Party A. Without unanimous written consent from Party A, Party B shall not acquire any shares or interests of other companies which have business activity related to the business in which Party A is now involved or becomes involved during the term of his/her employment other than that have been disclosed to Party A upon the execution of this Agreement.

6. **Non-competition**.

6.1 Party B agrees that during the course of his/her employment and for a period of twenty four (24) months immediately following the termination of his/her relationship with Party A for any reason, whether with or without good cause or for any or no cause, voluntarily or involuntarily, with or without notice, Party B will not, without the prior unanimous written consent of Party A, (i) serve as a partner, employee, consultant, officer, director, manager, agent, associate, investor, or otherwise for, (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, (iii) build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate Party B with, any business, in competition with or otherwise similar to Party A's business, as stated under Section 5 of this Agreement. The foregoing covenant shall cover Party B's activities in every part of the Territory in which

Party B may conduct business during the term of such covenant as set forth above. "Territory" shall mean (a) the People's Republic of China, (b) Taiwan, (c) Hong Kong, (d) Macao, (e) the United States of America, and (f) all other countries and/or regions of the world.

6.2 Party B acknowledges that Party B will derive significant value from Party A's agreement to provide Party B with Confidential Information to enable Party B to optimize the performance of Party B's duties to Party A. Party B further acknowledge that Party B's fulfillment of the obligations contained in this Agreement, including, but not limited to, Party B's obligation neither to disclose nor to use the Confidential Information other than for Party A's exclusive benefit and Party B's obligation not to compete contained in Section 6.1 above, is necessary to protect the Confidential Information of Party A and, consequently, to preserve the value and goodwill of Party A. Party B further acknowledges the time, geographic and scope limitations of Party B's obligations under Section 6.1 above are reasonable, especially in light of Party A's desire to protect Confidential Information.

6.3 The covenants contained in Section 6.1 above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 6.1 above. If, in any arbitration or litigation proceeding, the arbitration panel or court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of Section 6.1 above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.

6.4 Party B further agrees that during the twenty four (24) months after termination of this Agreement, Party B will be compensated by Party A according to the laws of People's Republic of China for the performance of the covenants that Party B make in this Section 6 of this Agreement. If Party A releases Party B from obligations under this Section 6, then Party A is not required to make any payments to Party B.

7. **Returning Party A's Documents**. Party B agrees that, at the time of leaving the employ of Party A, Party B will deliver to Party A (and will not keep in Party B's possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Party B pursuant to Party B's employment with Party A or otherwise belonging to Party A, the Parent, any affiliate, or their successors or assigns. In the event of the termination of Party B's employment, Party

B agrees to sign and deliver the Termination Certification attached hereto as Exhibit A.

8. **Liability for Default.** In the event that Party B breaches this Agreement and causes any damages of Party A, he/she shall be liable for such breach and shall pay a penalty equal to 5 times of the total amount of Compensation to Party A. If such penalty can not cover all damages and losses actually resulting thereof (including but not limited to the reasonable fees incurred by Party A for investigating such breach and identifying the damages and losses), Party B shall compensate Party A for the actual damages and losses.

9. **Notification of New Employer**. In the event that Party B leave the employ of Party A, Party B hereby grant consent to notification by Party A to his/her new employer about his/her rights and obligations under this Agreement.

10. **Solicitation of Employees**. Party B agrees that for a period of 24 months immediately following the termination of his/her relationship with Party A for any reason, whether with or without cause, Party B shall not either directly or indirectly solicit, induce, recruit or encourage any employees of Party A or any of its affiliates to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away any such employees, either for himself/herself or for any other person or entity.

11. **Representations**. Party B agrees to execute any warranties or verify any proper document required to carry out the terms of this Agreement. Party B represent that his/her performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Party B in confidence or in trust prior to his/her employment by Party A. Party B has not entered into, and Party B agrees he/she will not enter into any oral or written agreement in conflict herewith.

12. **Arbitration**. THE PARTIES AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE RESOLVED BY FRIENDLY NEGOTIATION. IF NO SETTLEMENT IS ACHIEVED THROUGH NEGOTIATION, SUCH DISPUTE CAN BE SUBMITTED TO THE LABOR DISPUTE ARBITRATION COMMISSION IN THE DOMICILE OF PARTY A.

13. **General Provisions**

    13.1 **Governing Law**. This Agreement will be governed by the laws of the People's Republic of China, without reference to choice of laws or conflict of laws principles.

13.2 **Entire Agreement**. This Agreement sets forth the entire agreement and understanding between Party A and Party B relating to the subject matter herein, supersedes any prior agreement(s) between us regarding the subject matter herein, and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in Party B's duties, salary or compensation will not affect the validity or scope of this Agreement.

13.3 **Severability**. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

13.4 **Successors and Assigns**. This Agreement will be binding upon Party B's heirs, executors, administrators and other legal representatives and will be for the benefit of Party A, its successors, and its assigns.

13.5 **Languages**. This Agreement is prepared in both Chinese and English. In the event of ambiguity or conflict between the two versions, the Chinese language will control.

Party A: NeoStem (China), Inc.

By: /s/

Name: Rob Smith

Date: Sept 1 2010

Party B: Ian Zhang

By: /s/

Date:

EXHIBIT A

NeoStem (China), Inc.

TERMINATION CERTIFICATION

This is to certify that the undersigned employee (the "Employee") does not have in his/her possession, nor have the Employee failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to NeoStem (China), Inc., its parent company NeoStem, Inc., any of their subsidiaries or other affiliates, successors or assigns (together, the "Company").

The Employee further certify that he/she has complied with all the terms of the Confidentiality and Non-Competition Agreement signed by him/her, including the reporting of any Works, conceived or made by him/her (solely or jointly with others) covered by that agreement.

The Employee further agrees that, in compliance with the Confidentiality and Non-Competition Agreement, the Employee will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

The Employee further agrees that for 24 months from this date, he/she will not hire any employees of Party A and Party B will not solicit, induce, recruit or encourage any of Company's employees to leave their employment.

Employee's Signature:

____

Type/Print Employee's Name:

____

Date:

____